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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF CONNER & WINTERS APPEARS HERE]



                                March 25, 1997



Board of Directors
Equity Compression Services Corporation
20 East 5th Street, Suite 1500
Tulsa, Oklahoma  74103

Gentlemen:

     We have served as special counsel to Equity Compression Services Corporation, an Oklahoma corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration of an aggregate of 1,838,213 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), to be issued to certain of the Company's employees and directors upon their exercise of options granted pursuant to the terms of the Company's Employee Stock Option Plan, Director Stock Option Plan, 1994 Stock Option Plan and Director Stock Plan (collectively, the "Plans"). The Registration Statement is to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and Regulation S-T promulgated thereunder on or about March 21, 1997.

     In our capacity as special counsel to the Company, we have familiarized ourselves with the Certificate of Incorporation and Bylaws of the Company, each as amended to date, and other corporate records, and have examined such statutes, regulations, certificates of public officials and other instruments and documents as we deemed necessary as a basis for the opinions hereinafter expressed.

     Based on the foregoing and upon such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized and will, when issued and paid for upon exercise in accordance with the terms of the Plans and authorized forms of agreement thereunder, be legally issued, fully paid and nonassessable.
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March 25, 1997
Page 2

     We are members of the Oklahoma Bar and, for purposes of this opinion, do not hold ourselves out as experts on, nor are we in rendering our opinion herein passing on, any matter of the laws of any jurisdiction other than the laws of the United States and the State of Oklahoma.

     We hereby consent to the inclusion of this opinion as an exhibit to the above-described Registration Statement.

                                    Very truly yours,

                                    CONNER & WINTERS,
                                    A Professional Corporation